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                                                                    EXHIBIT 21.1

                              LEGATO SYSTEMS, INC.

                         SUBSIDIARIES OF THE REGISTRANT

   Legato Systems Pty. Ltd.--Australia

   Legato Systems International, Inc.--Barbados

   Legato Systems s.a./n.v.--Belgium

   Legato Systems do Brazil Ltda.--Brazil

   Legato Systems (Canada), Inc.--Canada

   Vinca Corporation China--China

   LGTO S.A.R.L.--France

   Legato Systems Deutschland GmbH--Germany

   Legato Systems, H.K. Ltd.--Hong Kong

   Legato Systems India Pvt. Ltd.--India

   Legato Italia SRL--Italy

   Legato Systems KK--Japan

   Legato Systems Nederland B.V.--Netherlands

   Legato Systems Inc.--Poland

   FullTime Software PTE Ltd.--Singapore

   Legato Systems Pte. Ltd.--Singapore

   Legato System AB--Sweden

   Legato Systems Schweiz GmbH--Switzerland

   Legato Systems UK Ltd.--United Kingdom

   Intelliguard Software, Inc.--United States

   O.R.P., Inc.--United States

   FullTime Software, Inc.--United States

   Lasso Acquisition Corp.--United States

   Vinca Corporation--United States